Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Airlines Outlines

Value-Driving Initiatives

Expected to drive $3.1 billion in incremental value by 2018;

$300 million earnings benefit anticipated from continued reliability improvement

Updates second quarter passenger revenue guidance

Chicago, June 21, 2016 – As United Airlines continues its efforts to create the world’s greatest airline, the company is hosting a call for investors today to provide an update on initiatives the company is implementing to improve its financial performance. Additionally, United will share its current network and commercial objectives. The company also now expects second-quarter 2016 consolidated passenger unit revenue to decline 6.5 to 7.5 percent compared to the second quarter of 2015, a change from its earlier expectations of down 6.5 to 8.5 percent.

“We continue to accelerate our business performance while making strides in earning back the trust of our employees and customers,” said Oscar Munoz, president and CEO of United Airlines. “With the renewed engagement of our 86,000 aviation professionals, a great global network, a highly flexible fleet plan and a healthy balance sheet – all of the building blocks are in place for United to unlock its full potential.”

Value-Driving Initiatives

The company will update investors on initiatives currently underway that are expected to drive more than $3 billion in incremental value to United by 2018 through a combination of cost savings and increased revenue. These initiatives include:

•	Commercial Enhancements: Improvements across the commercial organization will drive approximately $1.5 billion of value through increased customer segmentation, updates to its MileagePlus program and modifications to its revenue management system.

•	Cost Structure Improvements: Upgauging aircraft and installing slimline seats, combined with continued sensible cost management, will drive approximately $1.3 billion of benefit.

•	Strong Operational Performance: The company expects approximately $300 million of value from running a more reliable airline. This operational improvement will grow United’s share of premium customers, reduce costs associated with delays and cancellations, decrease the number of passengers re-accommodated on other airlines and improve schedule utility.

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Sustained Improvements

Since the beginning of the year, United has achieved significant improvements in its on-time arrival performance, finishing first or second among industry peers all year. United has achieved top-tier performance in baggage handling for 19 of the last 24 months.

As United continues its focus on elevating the customer experience, it recently announced the all-new United Polaris business class, free snacks and transformed airport clubs. And on July 1, United will introduce illy premium coffee on board all flights. Additionally, the company is expanding its industry-leading route network with new service to several destinations across Europe and Asia, including its new flight between San Francisco and Singapore.

For employees, the company has delivered new contracts for the pilots, IAM-represented employees and dispatchers this year and new and improved tools. These and other enhancements are delivering improved service to United’s customers, with the company achieving record-high customer satisfaction scores in three of the last four months.

Webcast Information

The investor call will begin today at 9:00 a.m. CT. A live, listen-only webcast of the presentation and question and answer session will be available at ir.united.com. The webcast will be available for replay within 24 hours of the conference call and then archived on the website for a limited time.

About United

United Airlines and United Express operate an average of 5,000 flights a day to 336 airports across six continents. In 2015, United and United Express operated more than 1.5 million flights carrying more than 140 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates more than 715 mainline aircraft, and this year, the airline anticipates taking delivery of 21 new Boeing aircraft, including 737 NGs, 787s and 777s. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. Approximately 86,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate

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solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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